Exhibit 99.1 Press Release of November 20, 2006

LITFUNDING TO ACQUIRE CARDMART PLUS USA

LAS VEGAS, NV — November 20, 2006--LitFunding Corp., (OTCBB: LFDG), announced today that it entered into a binding letter of intent to acquire CardMart Plus USA Inc., on Friday, November 17, 2006. CardMart Plus is an international debit card and e-commerce payment solution company. CardMart Plus, among other products, offers the Billetera-e Maestro® Card as well as Payment Solutions to thousands of businesses and individuals worldwide. The Billetera-e Maestro Card is an International Pre-Paid, debit card with multiple loading options and direct deposit enabled with no funding limits. (See www.cardmartplus.com)

According to the letter of intent, CardMart Plus and LitFunding will enter into a series of transactions whereby LitFunding will acquire CardMart Plus in exchange for a controlling interest in LitFunding, pursuant to the terms of a merger transaction that will be detailed in a subsequent, more definitive agreement. In addition, CardMart Plus will acquire 8 million shares held by Morton Reed, CEO of LitFunding. Further, CardMart Plus has agreed to fund $300,000 to Easy Money Express. CardMart Plus will operate as a wholly-owned subsidiary of LitFunding, with the management of CardMart Plus in control.

According to its Chief Executive Officer, Morton Reed, “The acquisition of CardMart Plus is expected to provide our company with a highly profitable opportunity to expand our financial services business by enhancing the Easy Money Express platform to include the ability to issue international ATM debit cards to its ever expanding client base.”

The company reports that as a condition to finalizing the transactions contemplated by the letter of intent, the parties must mutually agree upon more detailed terms and conditions that are customary in transactions of this nature. LitFunding and CardMart Plus plan to enter into such an agreement on or before November 30, 2006. Further details of the proposed transactions are available in the Company’s Form 8-K that was filed with the SEC today.

About LitFunding Corp.
LitFunding, until recently, has specialized in the funding of litigation, through its wholly owned subsidiary LitFunding USA. Fees are earned when any lawsuit it funds is settled or otherwise concluded by a court ruling. At that time, both the funds advanced and the fee contractually agreed upon are repaid. Recently, LitFunding acquired 100 percent of Easy Money Express, a startup in the payday loan advance business, to provide an additional business model in the money lending business. Additionally, LitFunding recently acquired Global Universal through a merger with one of LitFunding's subsidiaries, Silver Dollar Productions. Global Universal's goal is to film back-to-back, low-budget films for Cable, Television and DVD releases.

This press release does not constitute an offer of any securities for sale.
Except for the historical information presented herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995, or by the Securities and Exchange Commission in its rules, regulations and releases. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of LFC to reach definitive agreements with respect to and close the proposed merger and other transactions discussed in this release as well as activities, events or developments that the company expects, believes or anticipates will or may occur in the future. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual result or developments may differ materially from those set forth in the forward-looking statements. In addition, other risks are detailed in the company's periodic reports. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
     LitFunding Corp., Las Vegas
     Michelle DeMuth, 702-898-8388

 Source: LitFunding Corp.